UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2010

Jingwei International Limited

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-122557	20-1970137

(Commission File Number)	(IRS Employer Identification No.)

Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park
 Nanshan District,
Shenzhen, PRC 518057

(Address of principal executive offices and zip code)

 +86 1085251198

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 11, 2010, the Audit Committee of the Board of Directors of Jingwei International Limited (the “Company”) concluded, based on recommendations from management, that the Company’s consolidated interim financial statements for the periods ended September 30, 2009 contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, the consolidated financial statements for the fiscal year ended December 31, 2009 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the consolidated interim financial statements for the periods ended March 31, 2010 contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, each as filed with the Securities and Exchange Commission, should be restated. These restatements are non-cash related, and relate only to the Company’s accounting for the intangibles acquired from Shenzhen Newway Digital S&T Co., LTD (“Newway”), as well as the classification of contingently issuable shares as a part of the consideration paid in the same transaction.

The Company's Audit Committee and management have discussed the facts and circumstances of the accounting errors and ongoing internal analysis with the Company's independent auditors. Based upon preliminary information available as of the date of this Form 8-K, management does not expect any material impact on operating results with respect to revenue or net income as a result of the accounting discrepancies in the aforementioned periods.  However, there were understatements of equity and the values of intangibles during the relevant periods.

The Company expects to file with the Commission an amended Form 10-Q for the quarter ended September 30, 2009, an amended annual report on Form 10-K for the year ended December 31, 2009 as well as an amended Form 10-Q for the quarter ended March 31, 2010 as soon as practicable, which will restate the financial statements previously included therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

	By:	/s/ Rick Luk
Name: Rick Luk
Title: Chief Executive Officer

Dated: June 17, 2010